UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

NEBRASKA BOOK COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kansas	333-48221	47-0549819
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 South 19th Street, Lincoln, NE	68501-0529
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 421-7300

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in January, 1999, NBC Acquisition Corp. (the “Parent”), the parent company of Nebraska Book Company, Inc. (the “Company”), issued shares of the Parent’s common stock to Barry S. Major (“Major”), the Parent and Company’s then Chief Operating Officer, currently the Parent and Company’s Chief Operating Officer and President, in exchange for $25,000 in cash and a promissory note in the principal amount of $225,000, bearing interest at 5.25% per year. This note was amended and restated in July, 2002 and was to mature on January 19, 2009 (the “Note”). As of December 31, 2008, the outstanding principal balance of the Note was $91,474.67.

Effective December 31, 2008, the Board of Directors of the Parent has agreed to amend the Note to extend the maturity date to January 19, 2011. A copy of the First Amendment to the Amended and Restated Secured Promissory Note, dated as of December 31, 2008, between Major and the Parent, is attached hereto as Exhibit 10.1.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1 First Amendment to the Amended and Restated Secured Promissory Note, dated as of December 31, 2008, between Barry S. Major and NBC Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

NEBRASKA BOOK COMPANY, INC.

By:  /s/ Alan G. Siemek
        Alan G. Siemek
        Chief Financial Officer, Senior Vice President of Finance and
        Administration, Treasurer and Assistant Secretary

Dated: January 7, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the Amended and Restated Secured Promissory Note, dated as of December 31, 2008, between Barry S. Major and NBC Acquisition Corp.